UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 17, 2016

Steelcase Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-13873	38-0819050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 44th Street SE, Grand Rapids, Michigan 49508
(Address of Principal Executive Offices) (Zip Code)

(616) 247-2710
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The Company reported its third quarter fiscal year 2017 results today and is furnishing the earnings release as Exhibit 99.1 attached hereto.  Members of the public are invited to listen to the Company's webcast conference call on December 21, 2016, at 8:30 a.m. Eastern time through the link at ir.steelcase.com.  A replay of the webcast can also be accessed through the Company's website.

The earnings release contains certain non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company.  Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the Company's earnings release are:

  Organic revenue growth (decline), which represents the change in revenue excluding currency translation effects and the impacts of acquisitions and divestitures;
  Adjusted operating income (loss), which represents operating income (loss), excluding restructuring costs (benefits); and
  Adjusted earnings per share, which represents earnings per share, excluding restructuring costs (benefits) and the related income tax effect.

These measures are presented because management uses this information to monitor and evaluate financial results and trends.  Therefore, management believes this information is also useful for investors.

The information furnished pursuant to this Item 2.02 and Item 7.01 to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2016, Director William P. Crawford notified the Company that he intends to retire from the Company’s Board of Directors (the “Board”) when his current term ends and therefore asked that he not be nominated for re-election.  Mr. Crawford has been a member of the Board since 1979, and his term on the Board will end at the Company’s 2017 annual shareholders’ meeting.  Mr. Crawford has indicated that he is retiring from the Board for personal reasons and not because of any disagreement with the Company on any matter.

On December 20, 2016, the Board elected Timothy C.E. Brown to serve as a member of the Board with a term expiring in 2017.  Mr. Brown is (1) the CEO and President of IDEO LP, (2) an indirect owner of a less than 5% equity interest in IDEO LP and (3) a member of the Board of Managers of IDEO GP LLC, which is the general partner of IDEO LP.  During the first three quarters of fiscal year 2017, the Company purchased approximately $232,000 in services from IDEO LP, and IDEO LP purchased approximately $43,000 in products and related services from the Company and/or its dealers.  These transactions represent less than 1% of the annual revenues of IDEO LP and the Company and were made in the ordinary course of business on an arm’s-length basis.

Item 7.01. Regulation FD Disclosure.

The Company has updated its investor presentation and will make it available on the Company's website at ir.steelcase.com.  The Company uses this presentation from time to time when Company executives interact with investors and analysts to discuss our business strategies and long-term goals.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS.

Exhibit Number	Description
99.1	Earnings Release - Third Quarter Ended November 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steelcase Inc.

Date: December 20, 2016	By:	/s/ Mark T. Mossing
Mark T. Mossing
Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Earnings Release - Third Quarter Ended November 25, 2016